                                                                    EXHIBIT 25.3
         _____________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ___________________________

                                    FORM T-l

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          ___________________________

                       CHASE TRUST COMPANY OF CALIFORNIA
                (formerly Chemical Trust Company of California)
              (Exact name of trustee as specified in its charter)

CALIFORNIA                                        94-2926573
(State of incorporation                           I.R.S. employer
if not a national bank)                           identification No.)

101 California Street, Suite #2725
San Francisco, California                         94111
(Address of principal executive offices)          (Zip Code)


                          ___________________________

                        IMPERIAL CREDIT INDUSTRIES, INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                          95-4054791
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification No.)

23550 Hawthorne Boulevard, Building 1, Suite 110
Torrance, California                              90505
(Address of principal executive offices)          (Zip Code)

                          ___________________________
                                   Guarantee
                      (Title of the indenture securities)
                      ___________________________________

                                    GENERAL

ITEM 1.    GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the State of California,
               235 Montgomery Street, San Francisco, California 94104-2980. Board of Governors of the Federal Reserve System,
              Washington, D.C. 20551

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

ITEM 4.    TRUSTEESHIPS UNDER OTHER INDENTURES

     a)   Title of the securities outstanding under each such other indenture.

          $20,174,000 9 3/4% Senior Notes due January 15, 2004 issued under Indenture dated as of January 31, 1994.

          $200,000,000 9 7/8% Series B Senior Notes due 2007 issued under Indenture dated as of January 23, 1997.

     b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          The Trustee is not deemed to have a conflicting interest within the meaning of Section 310 (b) (1) of the Act because the indenture securities referenced in (a) above (the "Prior Securities") are not in default and the indenture to be qualified and the indenture entered into in connection with the Prior Securities are wholly unsecured and rank equally.

ITEM 16.    LIST OF EXHIBITS

     List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Incorporation of the Trustee as now in effect, including the Restated Articles of Incorporation dated December 23, 1986 and the Certificates of Amendment dated March 26, 1992 and March 26, 1997 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (See Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

          3. Authorization to exercise corporate trust powers (Contained in Exhibit 2).

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 21(b) of the Act (See Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.


                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Trust Company of California, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California, on the ___ day of June, 1997.

                                            CHASE TRUST COMPANY OF CALIFORNIA



                                            By  /s/ Hans H Helley
                                                ------------------------
                                                HANS H HELLEY
                                                Assistant Vice President

EXHIBIT 7.  REPORT OF CONDITION OF THE TRUSTEE.
--------------------------------------------------------------------------------
TRUST COMPANY


CONSOLIDATED REPORT OF CONDITION OF CHEMICAL TRUST COMPANY OF CALIFORNIA
                                    ------------------------------------
                                              (Legal Title)

LOCATED AT       SAN FRANCISCO        SAN FRANCISCO        CA         94111
               ----------------------------------------------------------------
                     (City)               (County)       (State)      (Zip)

AS OF CLOSE OF BUSINESS ON MARCH 31, 1997     BANK NO. 1476
                           --------------              ----

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ASSETS                                             DOLLAR AMOUNT IN THOUSANDS

 1.   Cash and due from banks                                                                11,768
 2.   U.S. Treasury securities                                                               10,025
 3.   Obligations of other U.S. Government agencies and corporations
 4.   Obligations of States and political subdivisions
 5.   Other securities (including $                 corporate stock
                                   ----------------
      (a)  Loans
      (b)  Less:  Reserve for possible loan losses
      (c)  Loans (Net)
 7.   Bank Premises, furniture and fixtures and other assets representing bank
      premises (including $ -0-    capital leases)                                              120
                           -------
 8.   Real estate owned other than bank premises
 9.   Investments in subsidiaries not consolidated
10.   Other assets (complete schedule on reverse) (including $            intangibles)          851
                                                              -----------
11.   TOTAL ASSETS                                                                           22,764

LIABILITIES

12.   Liabilities For borrowed money
13.   Mortgage indebtedness (including $                 capital leases)
                                        ----------------
14.   Other liabilities (complete on schedule on reverse                                      2,941
15.   TOTAL LIABILITIES                                                                       2,941
                                                                                             ======
16.   Capital notes and debentures

SHAREHOLDERS EQUITY

17.   Preferred stock--
      (Number shares outstanding                 ) Amount $
                                 ----------------
18.   Common stock--                                                                              10
      (Number shares authorized 100) Amount $                                                    100
                                ---
      (Number shares outstanding 100) Amount $                                                   100
                                 ---
19.   Surplus                         Amount $                                                 9,990
20.   TOTAL CONTRIBUTED CAPITAL                                                               10,000
21.   Retained earnings and other capital reserves                                             9,823
22.   TOTAL SHAREHOLDERS EQUITY                                                               19,823
23.   TOTAL LIABILITIES AND CAPITAL ACCOUNTS                                                  22,764
                                                                                              ======

MEMORANDA

1.  Assets deposited with State Treasurer to qualify for exercise of fiduciary
    powers (market value)                                                    630

--------------------------------------------------------------------------------

The undersigned, Francis J. Farrell, VP & Manager  and   C. Scott Boone, Senior
                 --------------------------------------------------------------
                        (Name and Title)                    (Name and Title)
Vice President
--------------

of the above named trust company, each declares, for himself alone and not for the other: I have a personal knowledge of the matters contained in this report (including the reverse side hereof), and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.

Executed on 4/22/97, at San Francisco, California
            -------     -------------
             (Date)        (City)

              /s/ Francis J. Farrell        /s/ C. Scott Boone
              ----------------------        ------------------
                  (Signature)                   (Signature)


                           SCHEDULE OF OTHER ASSETS

          Accounts Receivable                                $326
          Deferred Taxes                                      396
          Other                                               129
                                                             ----
            Total (same as Item 10)                          $851


                         SCHEDULE OF OTHER LIABILITIES

          Accrued Income Taxes                             $1,738
          Accrued Expenses & A/P                               47
          Accrued Pension & Benefits                          771
          Accrued Incentive Expense                            23
          All Other Liabilities                               362
                                                           ------
            Total (same as Item 14)                        $2,941


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